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                                                                     EXHIBIT 5.1



                        [Letterhead of William F. Boyd]



                                October 13, 2004



Coeur d'Alene Mines Corporation
400 Coeur d'Alene Mines Building
505 Front Avenue
Coeur d'Alene, Idaho 83814

        Re:    Coeur d'Alene Mines Corporation
               Registration Statement on Form S-4

Ladies and Gentlemen:

        I have acted as counsel to Coeur d'Alene Mines Corporation., an Idaho corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (Registration No. 333-114655) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of the issuance by the Company of up to 50,000,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares") in connection with the acquisition of other securities, businesses or assets.

        I am familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. For the purpose of rendering this opinion, I have made such factual and legal examinations as I deemed necessary under the circumstances, and in that connection I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as I have deemed appropriate for the purpose of rendering this opinion.

        In connection with my examination of such documents, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.


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        On the basis of and in reliance upon the foregoing examination, inquiries and assumptions, and such other matters of fact and upon the examination of such other questions of law as I deem appropriate, and subject to the assumptions, qualifications and limitations contained herein, I am of the opinion that, upon issuance and delivery of and payment for the Shares in the manner contemplated by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

        The opinion set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

        (a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Shares in conformity with its Certificate of Incorporation, as amended, and its bylaws, as amended, through such time, and such authorization shall remain in effect and unchanged at all times during which the Shares are offered and shall not have been modified or rescinded;

        (b) the Registration Statement, and any amendments thereto (including post-effective amendments), and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

        (c) a prospectus supplement (a "Prospectus Supplement") will be prepared and duly filed with the Commission describing the Shares offered thereby;

        (d) all Shares will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Shares;

        (e) in the case of an agreement pursuant to which any Shares are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

        (f) in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized and the Shares so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement.

        I express no opinion regarding the effectiveness of any waiver in respect of the Shares of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

        This opinion is limited to the present corporate laws of the State of Idaho and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. I express no opinion as to matters involving the laws of any jurisdiction other than the State of Idaho and the United States, or with respect to Idaho, any other laws. I undertake no obligation to advise you as a result of developments occurring after


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the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

        You have informed me that you intend to issue Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. I understand that prior to issuing any Shares (i) you will advise me in writing of the terms thereof and
(ii) you will afford me an opportunity to (x) review the operative documents pursuant to which such Shares are to be issued (including the applicable Prospectus Supplement) and (y) file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, I do not admit I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                            Very truly yours,

                                            /S/ WILLIAM F. BOYD

                                            William F. Boyd


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